THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

Prepared 01-30-06

© 2006 Clark Consulting

This document is provided to assist your legal counsel in documenting your specific arrangement. The laws of the various states may differ considerably,  and this specimen is for general information  only. It is not a form to be signed, nor is it to be construed  as legal advice.  Failure to accurately  document your arrangement could result in significant losses, whether   from  claims  of  those  participating  in  the  arrangement, from   the  heirs  and beneficiaries  of participants, or  from  regulatory  agencies such  as  the  Internal Revenue Service, the Department of Labor,  or bank  examiners.   License is hereby granted  to your legal counsel to use these materials in documenting solely your arrangement.

In general, if your  bank is subject  to SEC regulation,  implementation of this or any other executive or   director    compensation    program    may   trigger    rules    requiring    certain disclosures  on Form  8-K  within  four  days of implementing  the  program.  Consult  with your  SEC  attorney, if applicable,  to determine  your  responsibilities  under  the disclosure rules.

IMPORTANT  NOTICE ON CODE SECTION  409A COMPLIANCE

Consult with your legal and tax advisors to determine the impact of the new Internal Revenue Code Section 409A to your particular situation.   The Treasury Department on September 291
2005 issued proposed regulations implementing the requirements of Section 409A which apply to  nonqualified  deferred  compensation  arrangements.    The  effective  date  for  the  proposed regulations is January 1, 2007; however, they can be fully relied upon by plan sponsors until the regulations become final.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

THE NATIONAL BANK OF BLACKSBURG SALARY CONTINUATION AGREEMENT

THIS  SALARY CONTINUATION AGREEMENT (the  "Agreement")  is  adopted  this 8th day of February, 2006 by and between THE NATIONAL BANK OF BLACKSBURG, a nationally-chartered commercial bank located m Blacksburg, Virginia (the "Bank") and DAVID K. SKEENS (the "Executive").

The purpose of this Agreement is to provide specified benefits to the Executive, a member of a select group of management or highly compensated employees who contribute materially to the continued growth, development, and future business success of the Bank.  This Agreement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended from time to time.

Article 1
Definitions

Whenever  used  m  this  Agreement, the  following  words  and  phrases  shall  have  the meanings specified:

1.1	Beneficiary" means each designated person, or the estate of the deceased Executive, entitled to benefits, if any, upon the death of the Executive determined pursuant to Article 4.

1.2
"Beneficiary Designation Form" means the form established from time to time by the Plan Administrator that the Executive completes, signs, and returns to the Plan Administrator to designate one or more Beneficiaries.

1.3	"Board" means the Board of Directors of the Bank as from time to time constituted.

1.4
Change in Control" means a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank, as such change is defined in Section 409A ofthe Code and regulations thereunder.

1.5	"Code" means the Internal Revenue Code of 1986, as amended.

1.6
"Disability'' means Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank. Medical determination of Disability may be made by

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

either the Social Security Administration or by the provider of an accident or health piau covering employees of the Banlc   Upon the request of the Piau Administrator, the Executive must submit proof to the Piau Administrator of the Social Security Administration's or the provider's determination.

1.7
"Early  Termination" means Separation from Service before Normal Retirement Age except when such Separation from Service occurs: (i) following a Change in Control; or (ii) due to death, Disability, or Termination for Cause.

1.8	"Effective Date" means January 1, 2006.

1.9	"Normal Retirement Age" means the Executive attaining age sixty-five (65).

1.10	"Plan Administrator" means the plan administrator described in Article 6.

1.11
"Plan  Year" means each twelve-month period commencing on  January 1,  2006 aud ending on December 31 of each year.   The initial Piau Year shall commence on the Effective Date of this Agreement aud end on the following December 31.

1.12	"Schedule A" means the schedule attached to this Agreement aud made a part hereof. Schedule A shall be updated upon a change in any of the benefits under Articles 2 or 3.

1.13
"Separation from Service" means the termination of the Executive's employment with the Bank for reasons other than death or Disability. Whether a Separation from Service takes place is determined based on the facts aud circumstances surrounding the termination of the Executive's  employment aud whether the Bank aud the Executive intended for the Executive to provide significant services for the Bank following such termination.  A termination of employment will not be considered a Separation from Service if:

(a)      the Executive continues to provide services as an employee of the Bank at au annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)       the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more  of  the  average  annual remuneration earned  during  the  final  three  full calendar years of employment (or if less, such lesser period).

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

1.14
"Specified Employee" means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise.

1.15	"Termination for Cause" means Separation from Service for:

(a)   Gross negligence or gross neglect of duties to the Bank; or
(b)       Conviction of a felony or of a gross misdemeanor involving moral turpitude in connection with the Executive's employment with the Bank; or

(c)       Fraud, disloyalty, dishonesty or willful violation of any law or significant Bank policy committed in connection with the Executive's employment and resulting in a material adverse effect on the Bank.

Article 2
Distributions During Lifetime

2.1
Normal Retirement Benefit. Upon the Executive reaching Normal Retirement Age while in the active service of the Bank, the Bank shall distribute to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Article.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Thirty Thousand Eight Hundred Seven Dollars ($30,807).

2.1.2
Distribution of  Benefit.
The Bank shall distribute the annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first dayof the month following Normal Retirement Age. The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive's lifetime.

2.2	Early Termination Benefit. Upon Early Termination, the Bank shall distribute to the Executive the benefit described in this Section 2.2 in lieu of any other benefit under this Article.

2.2.1
Amount of  Benefit.   The annual benefit under this Section 2.2  is the Early Termination Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31st of a Plan Year, then the Bank shall distribute the Early Termination Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.2.2
Distribution of  Benefit.   The Bank shall distribute the  annual benefit to  the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age.   The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive's lifetime.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

2.3
Disability Benefit.  If the Executive experiences a Disability prior to Normal Retirement Age, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1
Amount of Benefit.  The annual benefit under this Section 2.3 is the Disability Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31" of a Plan Year, then the Bank shall distribute the Disability Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.3.2
Distribution of  Benefit.   The Bank shall distribute the  annual benefit to the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Normal Retirement Age.   The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive's lifetime.

2.4
Change in Control Benefit.  Upon a Change in Control followed by Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.1
Amount of Benefit.  The annual benefit under this Section 2.4 is the Change in Control Benefit set forth on Schedule A for the Plan Year immediately preceding the date that Separation from Service occurs; provided, however, if the Executive Separates from Service on December 31st of a Plan Year, then the Bank shall distribute the Change in Control Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

2.4.2
Distribution of  Benefit.   The Bank shall distribute the annual benefit to  the Executive in twelve (12) equal monthly installments commencing on the first day of the month following Separation from Service.   The annual benefit shall be distributed to the Executive for the greater of fifteen (15) years, or the Executive's lifetime.

2.4.3
Excess Parachute Payment Gross-up. If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Bank shall pay to the Executive an additional amount (the "Gross up") equal to:

the Executive's excise penalty tax amount divided by the sum of (one minus the sum of the penalty tax rate plus the Executive's marginal income tax rate) The Gross-up shall be paid in equal annual payments for the greater of fifteen (15) years or the Executive's lifetime.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

2.5
Restriction on Timing of Distribution.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service  under such  procedures  as established  by the Bank in accordance  with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution or series of distributions to be made due to a Separation from Service shall commence no earlier that the first day of the seventh month following the Separation from Service.

2.6
Distributions Upon Income Inclusion Under Section 409A of the Code. Upon the inclusion of any portion of the Account Value into the Executive's income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the Executive's vested Account Value, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

2.7
Change in Form or Timing of Distributions. For distribution of benefits under this Article 2, the Executive and the Bank may, subject to the terms of Section 8.1, amend the Agreement to delay the timing or change the form of distributions. Any such amendment:

(a)	may not accelerate the time or schedule of any distribution, except asprovided in Section 409A of the Code and the regulations thereunder;

(b)	must, for benefits distributable under Section 2.1, be made not less thantwelve (12) months prior to the Executive's Normal Retirement Age.

(c)
must, for benefits distributable  under Sections 2.1, 2.2, and 2.3 delay thecommencement  of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d)	must take effect not less than twelve (12) months after the amendment ismade.

Article 3
Distribution at Death

3.1
  Death During  Active Service.   If the Executive  dies while in the active service of the Bank, the Bank shall distribute to the Beneficiary the benefit described in this Section 3.1. This benefit shall be distributed in lieu of the benefits under Article 2.

3.1.1
Amount of Benefit.  The annual benefit under this Section 3.1 is the Death Benefit set forth on Schedule  A for the indicated date which is the same date or most recently precedes the date that the Executive's  death occurs.

3.1.2	Distribution of Benefit. The Bank shall distribute the annual benefit to the

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

Beneficiary in twelve (12) equal monthly installments for fifteen (15) years commencing the first day of the month following receipt by the Bank of the Executive's death certificate.

3.2
Death  During  Distribution  of  a  Benefit.    If  the  Executive  dies  after  any  benefit distributions have commenced under this Agreement but before receiving all such distributions, the Bank shall distribute to the Beneficiary the remaining monthly installments at the same time and in the same amounts that would have been distributed to the Executive had the Executive survived; provided, however, for benefits payable under Section 2.1, if the Executive has received less than one hundred eighty (180) equal consecutive monthly installments, the Beneficiary shall continue to receive the same amounts and at the same time until the sum of the monthly installments to the Beneficiary and Executive equal one hundred eighty (180).

3.3
Death After Separation from Service But Before Benefit Distributions Commence. If the Executive is entitled to benefit distributions under this Agreement, but dies prior to the commencement of said benefit distributions, the Bank shall distribute to the Beneficiary the same benefits that the Executive was entitled to prior to death except that the benefit distributions shall commence within thirty (30) days following receipt by the Bank of the Executive's death certificate for a total of on hundred eighty (180) equal consecutive monthly installments.

Article 4
Beneficiaries

4.1
Beneficiary. The  Executives  shall  have  the  right,  at  any  time,  to  designate a Beneficiary(ies) to receive any benefit distributions under this Agreement upon the death of the Executive.  The Beneficiary designated under this Agreement may be the same as or different from the beneficiary designation under any other plan of the Bank in which the Executive participates.

4.2
Beneficiary Designation: Change.   The Executives shall  designate a Beneficiary by completing and signing the Beneficiary Designation Form, and delivering it to the Plan Administrator or its designated agent.  The Executive's beneficiary designation shall be deemed automatically revoked if the Beneficiary predeceases the Executive or if the Executive names a spouse as Beneficiary and the marriage is subsequently dissolved. The Executives shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Plan Administrator's  rules  and  procedures, as  in  effect  from  time  to  time.    Upon  the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled.   The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Executive and accepted by the Plan Administrator prior to the Executive's death.

4.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Plan Administrator or its designated agent.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

4.4
No  Beneficiarv  Designation.     If  the  Executive  dies  without  a  valid  beneficiary designation, or if all designated Beneficiaries predecease the Executive, then the Executive's spouse shall be the designated Beneficiary. Ifthe Executive has no surviving spouse, the benefits shall be made to the personal representative of the Executive's estate.

4.5
Facility of Distribution.   If the Plan Administrator determines in its discretion that a benefit is to be distributed to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of that person's property, the Plan Administrator may direct distribution of such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.  The Plan Administrator may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit.  Any distribution of a benefit shall be a distribution for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Agreement for such distribution amount.

Article 5
General Limitations

5.1
Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive's employment with the Bank is terminated due to a Termination for Cause.

5.2
Suicide or Misstatement.   No benefits shall be distributed if the Executive commits suicide within two years after the Effective Date of this Agreement, or if an insurance company which issued a life insurance policy covering the Executive and owned by the Bank denies coverage (i) for material misstatements of fact made by the Executive on an application for such life insurance, or (ii) for any other reason.

5.3
Removal.   Notwithstanding any provision of this Agreement to the contrary, the Bank shall not distribute any benefit under this Agreement if the Executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency pursuant to Section 8(e) of the Federal Deposit fusurance Act.

Article 6
Administration of Agreement

6.1
Plan   Administrator  Duties.      This  Agreement  shall  be   administered  by   a  Plan Administrator which shall consist of the Board, or such committee or person(s) as the Board shall appoint.  The Plan Administrator shall administer this Agreement according to its express terms and shall also have the discretion and authority to (i) make, amend, interpret and enforce all appropriate rules and regulations for the administration of this

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

Agreement  and (ii) decide or resolve any and all questions including  interpretations  of this Agreement, as may arise in connection with the Agreement to the extent the exercise of such discretion and authority does not conflict with Section 409A of the Code and regulations thereunder.

6.2
Agents.   In the administration  of this Agreement,  the Plan  Administrator  may employ agents and delegate to them such administrative  duties as it sees fit, (including  acting through a duly appointed representative), and may from time to time consult with counsel who may be counsel to the Banlc

6.3
Binding Effect  of  Decisions.    The decision  or  action  of  the  Plan  Administrator  with respect  to  any  question   arising  out  of  or  in  connection   with  the  administration, interpretation and application of the Agreement nd the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Agreement.

6.4
Indenmity of Plan Administrator. The Bank shall indenmif)r and hold harmless themembers of the Plan Administrator against any and all claims, losses, damages, expenses or liabilities  arising  from  any action  or failure  to act with  respect  to  this Agreement, except in the case of willful misconduct by the Plan Administrator or any of its members.

6.5
Bank Information.   To enable the Plan Administrator to perform its functions, the Bank shall supply full and timely information to the Plan Administrator on all matters relating to  the date and circumstances  of  the retirement, Disability,  death, or Separation  from Service of the Executive, and such other pertinent information as the Plan Administrator may reasonably require.

6.6
Annual  Statement.  The Plan  Administrator  shall provide  to the Executive,  within one hundred twenty (120) days after the end of each Plan Year, a statement setting forth the benefits to be distributed under this Agreement.

Article 7
Claims And Review Procedures

7.1
Claims  Procedure. An Executive or Beneficiary ("claimant") who has not received benefits under the Agreement that he or she believes should be distributed shall make a claim for such benefits as follows:

7.1.1
Initiation - Written Claim.   The claimant  initiates a claim by submitting  to the Pan Administrator a written claim for the benefits. If such a claim relates to the contents of a notice received by the claimant, the claim must be made within sixty (60) days after such notice was received by the claimant.  All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred.   The claim must state with particularity the determination desired by the claimant.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

7.1.2
Timing of Plan Administrator Response.  The Plan Administrator shall respond to such claimant within 90 days after receiving the claim.  If the Plan Administrator determines  that special circumstances  require additional time for processing the claim, the Plan Administrator can extend the response period by an additional 90 days by notifYing the claimant  in writing, prior to the end of the initial  90-day period, that an additional period is required.   The notice of extension  must set forth  the  special  circumstances  and  the date  by which  the Plan  Administrator expects to render its decision.

7.1.3
Notice of Decision.  If the Plan Administrator denies part or all of the claim, the Plan Administrator  shall notify the claimant in writing of such denial.   The Plan Administrator shall write the notification in a manner calculated to be understood by the claimant.  The notification shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)	A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed;

(d)	An explanation of the Agreement's review procedures and the time limits applicable to such procedures; and

(e)	A statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

7.2	Review Procedure. If the Plan Administrator denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Plan Administrator of the denial, as follows:

7.2.1
Initiation- Written Request.  To initiate the review, the claimant, within 60 daysafter receiving the Plan Administrator's notice of denial, must file with the Plan Administrator a written request for review.

7.2.2
Additional Submissions - Information Access.  The claimant shall then have the opportunity   to submit   written  comments,   documents,   recordsandother information  relating to the claim.  The Plan Administrator  shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents,  records  and  other  information  relevant  (as  defined  in  applicable ERISA regulations) to the claimant's  claim for benefits.

7.2.3
Considerations on Review. In considering  the review, the  Plan  Administrator shall take into account all materials and information the claimant submits relating to  the  claim,  without  regard  to  whether  such  information  was  submitted  or considered in the initial benefit determination.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

7.2.4
Timing of Plan Administrator Response.  The Plan Administrator shall respond in writing to such claimant within 60 days after receiving the request for review.  If the Plan Administrator  determines  that special circumstances  require additional time  for processing  the claim, the Plan  Administrator  can  extend  the response period by an additional 60 days by notifYing the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required.  The notice of extension must set forth the special circumstances  and the date by which the Plan Administrator expects to render its decision.

7.2.5
Notice of Decision.  The Plan Administrator shall notify the claimant in writing of its decision  on review.   The Plan Administrator  shall write the notification  in a manner  calculated  to be understood  by the claimant.   The notification  shall set forth:

(a)	The specific reasons for the denial;

(b)	A reference to the specific provisions of the Agreement on which the denial is based;

(c)
A statement that the claimant is entitled to receive, upon request and freeof charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits; and

(d)	A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

Article 8
Amendments and Termination

8.1
Amendments. This Agreement may be amended only by a written agreement signed by the Bank and the Executive. However, the Bank may unilaterally amend this Agreement to conform with written directives to the Bank from its auditors or banking regulators ortocomply with legislative or tax law, including without limitation Section 409A of the Code and any and all regulations and guidance promulgated thereunder.

8.2
Plan Termination Generally. This Agreement may be terminated only by a written agreement signed by the Bank and the Executive. The benefit shall be the Early Termination benefit as set forth on Schedule A as of the date the Agreement is terminated. Except as provided in Section 8.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under Article 2 or Article 3.

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if the Bank terminates this Agreement in the following circumstances:

(a)	Within thirty (30) days before, or twelve (12) months after a Change in Control,

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

provided that  all  distributions  are  made  no  later  than  twelve  (12)  months following such termination of the Agreement and further provided that all the Bank's arrangements  which  are  substantially  similar  to  the  Agreement  are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)
Upon the Bank's dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)
Upon the Bank's termination of this and all other non-account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Bank does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination;

the Bank may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

Article 9
Miscellaneous

9.1	Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

9.2
No Guarantee of Employment. This Agreement is not a contract for employment. It does not give the Executive the right to remain as an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive.  It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

9.3	Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

9.4
Tax Withholding and Reporting.  The Bank shall withhold any taxes that are required to be withheld, including but not limited to taxes owed under Section 409A of the Code and regulations thereunder, from the benefits provided under this Agreement.  Executive acknowledges that the Bank's sole liability regarding taxes is to forward any amounts withheld to the appropriate taxing authority(ies).  Further, the Bank shall satisfy all applicable reporting requirements, including those under Section 409A of the Code and regulations thereunder.

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

9.5	Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Virginia, except to the extent preempted by the laws of the United States of America.

9.6
Unfunded  Arrangement.   The Executive and the  Beneficiary are  general  unsecured creditors of the Bank for the distribution of benefits under this Agreement.  The benefits represent the mere promise by the Bank to distribute such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assigrunent, pledge, encumbrance, attachment, or garnishment by creditors.   Any insurance on the Executive's life or other informal funding asset is a general asset of the Bank to which the Executive and Beneficiary have no preferred or secured claim.

9.7
Reorganization.  The Bank shall not merge or consolidate into or with another bank, or reorganize, or sell substantially all of its assets to another bank, firm, or person unless such succeeding or continuing bank, firm, or person agrees to assume and discharge the obligations of the Bank under this Agreement.  Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to the successor or survivor bank.

9.8
Entire Agreement.  This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

9.9
Interpretation.   Wherever the fulfillment of the intent and purpose of this Agreement requires, and the context will permit, the use of the masculine gender includes the feminine and use of the singular includes the plural.

9.10
Alternative Action.   In the event it shall become impossible for the Bank or the Plan Administrator to perform any act required by this Agreement, the Bank or Plan Administrator may in its discretion perform such alternative act as most nearly carries out the intent and purpose of this Agreement and is in the best interests of the Bank, provided that such alternative acts do not violate Section 409A of the Code.

9.11	Headings. Article and section headings are for convenient reference only and shall not control or affect the meaning or construction of any of its provisions.

9.12
Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal and invalid provision has never been inserted herein.

9.13
Notice.   Any notice or filing required or permitted to be given to the Bank or Plan Administrator under this Agreement shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

The National Bank of Blacksburg
c/o National Bankshares, Inc.
Attn: James G. Rakes
P.O. Box 90002
Blacksburg, VA 24062-9002

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to the Executive under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

9.14
Compliance with Section 409A.  This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

9.15
Rescissions. Any modification to the terms of this Agreement that would inadvertently result in an additional tax liability on the part of the Executive, shall have no effect to theextent the change in the terms of the plan is rescinded by the earlier of a date before the right is exercised (if the change grants a discretionary right) and the last day of the calendar year during which such change occurred.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Agreement.

Executive:	BANK:
The National Bank of Blacksburg

/s/ David K. Skeens	/s/ James. G. Rakes
David K. Skeens	Title: Chairman, President & CEO

The National Bank of Blacksburg
Salary Continuation Plan - Schedule A

David K. Skeens

Birth Date: 10/12/1966 Effective Date: 1/1/2006 Normal Retirement 10/12/2031; Age 65		Early Termination	Disability	Change of Control	Pre-retirement Death Benefit
		Annual Benefits Payable in Monthly Installments Commencing at Normal Retirement Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Normal Retirement Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Termination Date For Life	Annual Benefits Payable in Monthly Installments Commencing at Death for 15 Years
Period Ending	Age	(1)	(2)	(3)	(4)
12/31/2005	39	$0	$0	$11,221	$30,807
12/31/2006	40	$0	$1,186	$11,670	$30,807
12131/2007	41	$0	$2,373	$12,137	$30,807
12/31/2008	42	$0	$3,559	$12,622	$30,807
12/31/2009	43	$0	$4,745	$13,127	$30,807
12/31/2010	44	$0	$5,932	$13,652	$30,807
12/31/2011	45	$0	$7,118	$14,198	$30,807
12/31/2012	46	$0	$8,304	$14,766	$30,807
12/31/2013	47	$0	$9,491	$15,357	$30,807
12/31/2014	48	$0	$10,677	$15,971	$30,807
12/31/2015	49	$0	$11,864	$16,610	$30,807
12/31/2016	50	$13,050	$13,050	$17,275	$30,807
12/31/2017	51	$14,236	$14,236	$17,966	$30,807
12/31/2018	52	$15,423	$15,423	$18,684	$30,807
12/31/2019	53	$16,609	$16,609	$19,432	$30,807
12/31/2020	54	$17,795	$17,795	$20,209	$30,807
12/31/2021	55	$18,982	$18,982	$21,017	$30,807
12/31/2022	56	$20,168	$20,168	$21,858	$30,807
12/31/2023	57	$21,354	$21,354	$22,732	$30,807
12/31/2024	58	$22,541	$22,541	$23,641	$30,807
12/31/2025	59	$23,727	$23,727	$24,587	$30,807
12/31/2026	60	$24,913	$24,913	$25,571	$30,807
12/31/2027	61	$26,100	$26,100	$26,593	$30,807
12/31/2028	62	$27,286	$27,286	$27,657	$30,807
12/31/2029	63	$28,472	$28,472	$28,763	$30,807
12/31/2030	64	$29,659	$29,659	$29,914	$30,807
10/12/2031	65	$30,807	$30,807	$30,807	$30,807

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement BENEFICIARY DESIGNATION  FORM

[✓]	New Designation
[]	Change in Designation

I,   ________________________ , designate the following as Beneficiary under the Agreement:

Primary	_____%
Contingent:	_____%

Notes
•	Please PRINT CLEARLY or TYPE the names of the beneficiaries.
•	To name a trust as Beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
•	To name your estate as Beneficiary, please write "Estate of [your name]".
•	Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand  that Imay  change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death.   Ifurther  understand that the designations will be automatically revoked if the Beneficiary predeceases me, or, if I have named my spouse as Beneficiary and our marriage is subsequently dissolved.

Name:	______________________
Signature:	______________________ Date: __________
Received	by the Plan Administrator this ____ day of _____________, ________.
By:	______________________
Title:	______________________

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

FIRST AMENDMENT TO THE  NATIONAL BANK OF BLACKSBURG SALARY CONTINUATION AGREEMENT DATED FEBRUARY 8, 2006
FOR DAVID K. SKEENS

THIS FIRST AMENDMENT  is adopted this 19th day of December, 2007, effective as of January 1, 2006, by and between THE NATIONAL BANK OF BLACKSBURG, a  nationally-chartered   commercial  bank  located  in  Blacksburg,  Virginia  (the  "Bank"),  and DAVID K. SKEENS (the "Executive").

The Bank and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance  with  Section  409A of  the  Internal Revenue Code.   Therefore, the following changes shall be made:

Sections 2.4 and 2.4.3 of the Agreement shall be deleted in its entirety and replaced by                                                                                                                                                "
the following:

2.4
Change in Control Benefit.  If a Change in Control occurs, followed within twenty-four (24) months by the Executive's Separation from Service, the Bank shall distribute to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Article.

2.4.3
Excess Parachute Payment Gross-up.  If any benefit payable under this Agreement would create an excise tax under the excess parachute rules of Section 280G of the Code, the Bank shall pay to the Executive an additional amount (the "Gross-up") equal to:

the Executive's excise penalty tax amount divided by the sum of (one minus the sum of the penalty tax rate plus the Executive's marginal income tax rate)

The Gross-up shall be paid in the same manner and same time as the benefit which creates the gross-up.

Section 2.7 of the Agreement shall be deleted in its entirety and replaced by thefollowing:

2.7	Change in Form or Timing of Distributions. All changes in the form or timing of

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THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

distributions hereunder must comply with the following requirements. The changes:

(a) may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;
(b) must, for benefits distributable under Sections 2.1, 2.2 and 2.3, be made at least twelve (12) months prior to the first scheduled distribution;

(c)       must, for benefits distributable under Sections 2.1, 2.2, 2.3 and 2.4, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made; and

(d) must take effect not less than twelve (12) months after the election is made.

Section 8.3  of the Agreement shall be deleted in its entirety and replaced by the following:

8.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 8.2, if this Agreement terminates in the following circumstances:

(a)        Within thirty (30) days before or twelve (12) months after a Change in Control, provided  that  all  distributions  are  made  no  later  than  twelve  (12)  months following  such  termination  of the Agreement and  further  provided  that all the Bank's arrangements   which  are  substantially   similar   to  the   Agreement  are terminated  so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation  deferred  under the terminated arrangements within twelve (12) months of such terminations;

(b)   Upon the Bank's dissolutionor with the approval of a bankruptcy court, provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)   Upon the Bank's termination of this and all other arrangements that would beaggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements ("Similar Arrangements"), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

2

THE NATIONAL BANK OF BLACKSBURG
Salary Continuation Agreement

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this
First Amendment.

Executive:	The National Bank of Blacksburg
By /s/ James G. Rakes
/s/ David K. Skeens
David K. Skeens	Title: Chairman, President & CEO

3

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

SECOND AMENDMENT TO THE NATIONAL BANK OF BLACKSBURG SALARY CONTINUATION AGREEMENT DATED FEBRUARY 8, 2006
FOR DAVID K. SKEENS

THIS SECOND AMENDMENT is adopted this 17th day of December, 2008, effective as  of  January 1,  2006,  by and  between THE  NATIONAL BANK OF  BLACKSBURG, a nationally-chartered commercial bank located in Blacksburg, Virginia (the "Bank"), and DAVID K. SKEENS (the "Executive").

The Bank and the Executive executed the Salary Continuation Agreement on February 8, 2006 effective as of January 1, 2006 (the "Agreement").

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code.   Therefore, the following changes shall be made:

The following sentence is added at the end of Section 1.13 of the Agreement:

In determining whether a Separation from Service has occurred, the term "Bank" shall include its affiliates required to be treated as a service recipient along with the Bank for purposes of Section 409A of the Code.

Sections 2.3 and 2.3.1 of the Agreement shall be deleted in their entirety and replaced by the following:

2.3
Disability Benefit.  If the Executive experiences a Disability prior to Normal Retirement Age while in the active service of the Bank, the Bank shall distribute to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Article.

2.3.1
Amount of Benefit. The annual benefit under this Section 2.3 is the Disability Benefit setforth on Schedule A for the Plan Year immediately preceding the date that the Executive's cessation of service with the Bank occurs due to Disability; provided, however, if the Executive ceases service with the Bank due to Disability on December 31st of a Plan Year, then the Bank shall distribute the Disability Benefit set forth on Schedule A for the Plan Year in which such Separation from Service occurs.

Section 2.4.3 of the Agreement shall be deleted in its entirety and replaced by the following:

2.4.3	Excess Parachute Payment. If any benefit payable under this Agreement would create an

1

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

excise tax under the excess parachute rules of Section 280G of the Code, the Bank shall comply with any applicable restrictions or limitations applicable to the Executivein the Executive's employment or other agreement, if any, with the Bank or any affiliate of the Bank addressing the same.

Section 2.5  of  the  Agreement  shall be  deleted  in  its  entirety  and  replaced by  the following:

2.5
Restriction on Timing of Distribution. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Separation from Service under such procedures as established by the Bank in accordance with Section 409A of the Code, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service. Therefore, in the event this Section 2.5 is applicable to the Executive, any distribution or series of distributions to be made due to a Separation from Service shall commence no earlier that the first day of the seventh month following the Separation from Service. No catch-up payment, or interest representing the time value of money, shall be made or due as a result of the six (6) month delay in payment required by this Section 2.5

Section 8.3  of  the  Agreement shall  be  deleted  in  its  entirety  and  replaced  by  the following:

8.3
Plan Terminations Under Section 409A.   Notwithstanding anything to the contrary in Section 8.2, but subject to the applicable requirements of Section 409A of the Code, if this Agreement terminates in the following circumstances:

(a)       Within thirty (30) days before or twelve (12) months after a Change in Control, provided  that  all  distributions are  made  no  later  than  twelve  (12)  months following such termination of the Agreement and further provided that all the Bank's arrangements  which  are  substantially  similar  to  the  Agreement  are terminated with respect to the participants therein who experienced the Change in Control so the Executive and all such participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of such terminations;

(b)       Upon the Bank's dissolution or with the approval of a bankruptcy court, provided that the amounts deferred under the Agreement are included in the Executive's gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial  risk  of  forfeiture;  or  (iii)  the  first  calendar  year  in  which  the distribution is administratively practical; or

(c) Upon the Bank's termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section

1.409A-l(c)   if  the  Executive  participated  in  such  arrangements  ("Similar
Arrangements"), provided that (i) the termination and liquidation does not occur

2

THE NATIONAL BANK OF BLACKSBURG Salary Continuation Agreement

proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the actuarial equivalent of the present value of the Early Termination benefit, determined as of the date ofthe termination of the Agreement, to the Executive in a lump sum subject to the above terms.   Actuarial equivalence shall be determined on the basis of the applicable actuarial factors in the National Bankshares, Inc. Retirement Income Plan unless the Bank decides, in good faith, that other actuarial factors are more appropriate.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this
Second Amendment.

Executive:	The National Bank of Blacksburg
By /s/ James G. Rakes
/s/ David K. Skeens
David K. Skeens	Title: Chairman, President & CEO

3

THIRD AMENDMENT TO THE THE NATIONAL BANK OF BLACKSBURG SALARY CONTINUATION AGREEMENT FOR DAVID K. SKEENS

THIS THIRD AMENDMENT is adopted this 20th day of January, 2012, by and between The National Bank of Blacksburg, (the “Bank”) and David K. Skeens (the “Executive”).

The Bank and the Executive entered into a Salary Continuation Agreement dated February 8, 2006 and two subsequent amendments thereto (collectively, the “Agreement”).  The Bank and the Executive now wish to increase the amount of the retirement benefit provided in the Agreement.

Now, therefore, the Bank and the Employee amend the Agreement as follows.

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced with the following.

2.1.1	Amount of Benefit. The annual benefit under this Section 2.1 is Sixty-Five Thousand Nine Hundred Forty Dollars ($65,940).

The Schedule A attached hereto shall replace the Schedule A originally incorporated into the Agreement.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Third Amendment.

Executive:	The National Bank of Blacksburg
By /s/ James G. Rakes
/s/ David K. Skeens
David K. Skeens	Title: Chairman, President & CEO

The National Bank of Blacksburg
Salary Continuation Plan - Schedule A  (revised as of January 1, 2012)

David K. Skeens

Birth Date: 10/12/1966 Plan Effective Date: 1/1/2012 Normal Retirement 10/12/2031, Age 65 Normal Retirement Benefit: $65,940	Early Termination		Disability	Change of Control	Pre-retirement Death Benefit
	Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Normal Retirement Age		Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Normal Retirement Age	Annual Benefits Payable in Monthly Installments for life, with 15 years certain; Commencing at Separation of Service	Annual Benefits Payable in Monthly Installments for 15 years; Commencing at Death
Separation of Service on or after:	Vesting	Dollars	(2)	(3)	(4)
January 1, 2012	0.00%	$0	$7,079	30,291	65,940
December 31, 2012	0.00%	$0	$10,047	31,503	65,940
December 31, 2013	0.00%	$0	$13,015	32,763	65,940
December 31, 2014	0.00%	$0	$15,983	34,073	65,940
December 31, 2015	0.00%	$0	$18,950	35,436	65,940
December 31, 2016	100.00%	$21,918	$21,918	36,854	65,940
December 31, 2017	100.00%	$24,886	$24,886	38,328	65,940
December 31, 2018	100.00%	$27,853	$27,853	39,861	65,940
December 31, 2019	100.00%	$30,821	$30,821	41,456	65,940
December 31, 2020	100.00%	$33,789	$33,789	43,114	65,940
December 31, 2021	100.00%	$36,757	$36,757	44,838	65,940
December 31, 2022	100.00%	$39,724	$39,724	46,632	65,940
December 31, 2023	100.00%	$42,692	$42,692	48,497	65,940
December 31, 2024	100.00%	$45,660	$45,660	50,437	65,940
December 31, 2025	100.00%	$48,628	$48,628	52,455	65,940
December 31, 2026	100.00%	$51,595	$51,595	54,553	65,940
December 31, 2027	100.00%	$54,563	$54,563	56,735	65,940
December 31, 2028	100.00%	$57,531	$57,531	59,004	65,940
December 31, 2029	100.00%	$60,498	$60,498	61,364	65,940
December 31, 2030	100.00%	$63,466	$63,466	63,819	65,940
October 12, 2031 (*)	100.00%	$65,940	$65,940	65,940	65,940

(*)  Normal Retirement Age